Affirm Reports Fourth Quarter and Fiscal Year 2022 Results

Active Merchants Increase from 29,000 to 235,000 and
Active Consumers Grow 96% Year over Year

Gross Merchandise Volume (GMV) Increases 77% and
Total Revenue Grows by 39% Year over Year for the Quarter

SAN FRANCISCO – August 25, 2022 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), the payment network that empowers consumers and helps merchants drive growth, today reported financial results for its fourth quarter and fiscal year ended June 30, 2022.

“Affirm delivered strong performance in the fourth quarter,” said Max Levchin, Founder and CEO of Affirm. "We grew GMV by 77% and set a new record for consumer re-engagement with 85% of transactions coming from repeat users, all while prudently managing risk. We remain focused on scaling our network, maintaining attractive unit economics, capturing greater share, and helping our partners grow."

Levchin continued, "While the growth of online commerce is falling back to pre-COVID levels, the secular trend toward adopting honest financial products is gaining momentum. Not only does this make our mission more important but it also plays directly into Affirm's strengths. With our breadth of product offerings, risk management expertise and superior technology, we stand ready to meet the moment by making money more efficient for all of our network's participants.”
Fourth Quarter and Fiscal Year 2022 Operating Highlights:
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•GMV for the fourth quarter of fiscal 2022 was $4.4 billion, an increase of 77%; GMV for fiscal year 2022 was $15.5 billion, an increase of 87%.
•Active merchants saw an increase from 29,000 to 235,000, driven primarily by the adoption of Shop Pay Installments by merchants on Shopify's platform.
•Active consumers grew 96% to 14.0 million and increased by 1.2 million, or 10%, on a sequential basis compared to as of March 31, 2022.
•Total transactions grew to 12.0 million for the quarter, an increase of 139%.
•Transactions per active consumer increased 31% to 3.0 as of June 30, 2022, and 85% of total transactions during the fourth quarter were from repeat Affirm consumers.

Fourth Quarter of Fiscal Year 2022 Financial Highlights:1

All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•Total revenue was $364.1 million, a 39% increase, driven primarily by continued GMV growth as well as higher interest income and greater servicing income as the loan portfolio held by third parties scaled. The impact from this higher GMV growth and increased income was offset by mix shift towards lower take rate programs such as Split Pay and large enterprise partnerships in the general merchandise category, which saw GMV growth of 477%.
•Total revenue less transaction costs increased 25% to $184.3 million primarily as a result of strong revenue growth and a decrease in loss on loan purchase commitment, offset by increased processing and servicing costs and provision for credit losses. Provision for credit losses grew to $72.7 million compared to $25.5 million a year ago, a period which saw the release of COVID-related allowances. In comparison to our more normalized fiscal third quarter of 2022, provision for credit losses grew just 10%, and provision for credit losses as a percentage of GMV declined by 4 basis points sequentially to 1.65%. Excluding the provision for credit losses, revenue less transaction costs increased by $83.8 million or 48%.
•Operating loss was $277.2 million compared to $114.3 million in the fourth quarter of fiscal 2021, which includes $108.0 million of expense related to warrants granted to Amazon in November 2021 and an increase in stock-based compensation expense of $10.7 million to $110.9 million.
•Adjusted operating loss was $29.3 million compared to adjusted operating income of $14.2 million for the fourth quarter of fiscal 2021. Adjusted operating margin was (8.0)%, compared to 5.4% for the fourth quarter of fiscal 2021.
•Net loss was $186.4 million compared to $123.4 million in the fourth quarter of fiscal 2021.
Fiscal Year 2022 Financial Highlights:1
All comparisons are made versus fiscal year 2021 unless otherwise stated.

•Total revenue was $1.3 billion, a 55% increase, driven by continued growth in GMV, expansion of the active merchant base, deepening of enterprise partnerships, higher interest income related to mix shift towards shorter term loans with greater relative loan discount, greater gains on sales of loans due to higher loan sale volume, and greater servicing income as the loan portfolio held by third-parties scaled.
•Total revenue less transaction costs was $662.4 million, a 35% increase compared to $431.6 million in fiscal year 2021, primarily as a result of strong revenue growth, funding cost efficiencies, and a decrease in loss on loan purchase commitment, offset by increased provision for credit losses. During fiscal year 2021, stronger than expected repayment performance against COVID-related allowances resulted in a decrease in the provision for credit losses of $39.2 million compared to fiscal year 2020. Fiscal year 2022 saw a return to a more normalized credit environment, which resulted in an increase in the provision of $189.4 million. Excluding the provision for credit losses, revenue less transaction costs increased by $420.2 million or 84%.
•Operating loss was $866.0 million compared to $383.7 million in fiscal year 2021, which includes $281.0 million of expense related to warrants granted to Amazon in November
1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

2021 and an increase in stock-based compensation expense of $98.5 million to $391.0 million.
•Adjusted operating loss was $78.3 million compared to an adjusted operating income of $14.3 million in fiscal year 2021. Adjusted operating margin was (5.8)% compared to 1.6% in fiscal year 2021.
•Net loss was $707.4 million compared to $441.0 million in fiscal year 2021.
Recent Business Highlights
•On June 22, 2022, the Company successfully completed a $371.5 million securitization of its long-duration 0% APR point-of-sale installment loans from its "Z" issuance series - AFFRM 2022-Z1. Similar to the Company's recent 0% APR point-of-sale installment securitizations, this transaction qualified for non-consolidated accounting treatment. This marks the Company's tenth overall securitization transaction since launching its program in 2020.
•During the fourth quarter of fiscal 2022, the Company added $1.6 billion in net new funding capacity, bringing total funding capacity to $10.6 billion as of June 30, 2022 and total platform portfolio as a percentage of funding capacity down to 67%, a three-year low.
•The Company continued to see strong GMV growth in the Travel and Ticketing category during the fourth quarter of fiscal 2022, which grew by 87% from the fourth quarter of fiscal 2021, and 40% on a sequential basis from the third quarter of fiscal 2022.
“We closed out our fiscal year very strongly, growing GMV by 87% and revenue by 55%,” said Michael Linford, CFO of Affirm. “Our outperformance demonstrates that our strategy and investments are delivering results. Affirm achieved impressive growth rates as we expanded and diversified our merchant base while also demonstrating significant traction with our higher-frequency Split Pay offering. We believe that we are well-positioned to continue scaling our network while maintaining attractive unit economics."

Linford concluded, “In light of the uncertain macroeconomic backdrop, we are approaching our next fiscal year prudently while maintaining our focus on driving responsible growth and continuing to invest in strengthening our leadership position. We continue to expect to achieve a sustained profitability run rate, on an adjusted operating income basis, by the end of fiscal 2023.”
Financial Outlook
The following table summarizes Affirm's financial outlook for the fiscal first quarter and full year 2023 periods.

	Fiscal Q1 2023	Fiscal Year 2023
GMV	$4.20 to $4.40 billion	$20.50 to $22.00 billion
Revenue	$345 to $365 million	$1,625 to $1,725 million
Transaction Costs	$176 to $188 million	$865 to $915 million
Revenue Less Transaction Costs	$169 to $177 million	$760 to $810 million
Adjusted Operating Margin[2]	(12) to (10) percent	(6.5) to (4.5) percent
Weighted Average Shares Outstanding	292 million	298 million

2 A reconciliation of adjusted operating margin to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

Affirm's financial outlook assumes the following:
•The Company assumes the current forward interest rate curve as well as early signs of macroeconomic stress persisting through the fiscal year;
•The Company expects holiday-driven seasonality in the second quarter driving a seasonal decline in revenue as a percent of GMV and revenue less transaction costs as a percent of GMV;
•The Company has not included any material impact to GMV or revenue from the rollout of its Affirm Debit+ card; and
•The Company expects equity capital required as a percent of total platform portfolio to remain below 5% throughout the fiscal year.

New Board Appointment

Affirm also announced today that Noel Watson has been appointed to the Company's Board of Directors, effective September 1, 2022. He brings more than 20 years of financial operations and leadership expertise to the Board, including extensive experience leading and growing technology companies seeking to disrupt traditional industries.

Currently, Mr. Watson serves as Chief Financial Officer of LegalZoom.com, Inc., an online platform for legal and compliance solutions. Previously, Mr. Watson served as a member of the Board of Directors of Zynga Inc., Chief Financial Officer of TrueCar, Inc., and Chief Accounting Officer of TripAdvisor, Inc. He began his career as a certified public accountant at Arthur Andersen LLP and holds a bachelor’s degree in accounting from Bryant University.
Conference Call
Affirm will host a conference call and webcast to discuss fourth quarter and fiscal year 2022 financial results on Thursday, August 25, 2022, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.
Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators

	Three Months Ended June 30,		Year ended June 30,
	2022	2021	2022	2021
	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$4.4	$2.5	$15.5	$8.3
Total Transactions (count)	12.0	5.0	41.4	15.1
Total Revenue, net	$364.1	$261.8	$1,349.3	$870.5
Total Revenue as a % of GMV	8.3%	10.5%	8.7%	10.5%
Transaction Costs (Non-GAAP)	$179.8	$114.0	$686.9	$438.9
Transaction Costs as a % of GMV	4.1%	4.6%	4.4%	5.3%
Revenue Less Transaction Costs (Non-GAAP)	$184.3	$147.7	$662.4	$431.6
Revenue Less Transaction Costs as a % of GMV (Non-GAAP)	4.2%	5.9%	4.3%	5.2%
Operating Loss	$(277.2)	$(114.3)	$(866.0)	$(383.7)
Operating Margin	(76.1)%	(43.6)%	(64.2)%	(44.1)%
Adjusted Operating Income (Loss) (Non-GAAP)	$(29.3)	$14.2	$(78.3)	$14.3
Adjusted Operating Margin (Non-GAAP)	(8.0)%	5.4%	(5.8)%	1.6%
Net Loss	$(186.4)	$(123.4)	$(707.4)	$(441.0)

	June 30, 2022	June 30, 2021	June 30, 2020
	(unaudited)
Active Consumers (in millions)	14.0	7.1	3.6
Transactions per Active Consumer	3.0	2.3	2.1
Active Merchants (in thousands)	234.8	29.0	5.7
Total Platform Portfolio (Non-GAAP) (in billions)	$7.1	$4.7	$2.5
Equity Capital Required (Non-GAAP) (in millions)	$206.1	$178.1	$220.8
Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP)	2.9%	3.8%	3.8%
Allowance for Credit Losses as a % of Loans Held for Investment	6.2%	5.8%	9.2%
Key Operating Metrics
•Gross Merchandise Volume ("GMV") - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform.
•Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network.
•Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network.
Non-GAAP Financial Measures
•Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform.
•Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform.
•Revenue Less Transaction Costs - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform.

•Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform.
•Adjusted Operating Income (Loss) - The Company defines adjusted operating income (loss) as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the expense related to warrants and share-based payments granted to enterprise partners; and (d) certain other costs as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating loss included in the tables at the end of this press release. Adjusted operating income (loss) is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating income (loss), as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating income (loss), the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network.
•Equity Capital Required - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital.
•Equity Capital Required as a Percentage of Total Platform Portfolio - The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital.
Supplemental Performance Indicators
•Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network.
•Total Transactions - The Company defines total transactions as the total number of unique transactions on the Affirm platform during the applicable period. The Company believes that total transactions is a useful performance indicator to both the Company and investors because it measures the frequency of consumer engagement, as demonstrated by the total number of unique transactions.
•Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform.
•Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment.
Use of Non-GAAP Financial Measures
To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating income (loss), adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below.

Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;
•Adjusted operating income (loss) and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, the expense related to warrants and share-based payments granted to enterprise partners, and share-based compensation expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses; and
•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.
Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with certain key merchants and commerce platforms; the development, innovation, introduction and performance of, and demand for, the Company's products, including the Debit+ Card; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants, partners and consumers and retain and grow its relationships with existing merchants, partners and consumers; the highly competitive nature of its industry; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue and GMV with a small number of merchant partners and commerce platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; seasonal fluctuations in our revenue as a result of consumer spending patterns; pending and future litigation, regulatory actions and/or compliance issues; and other risks that are described in its most recent Annual Report on Form 10-K and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements.

About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees.

Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2022	June 30, 2021
Assets
Cash and cash equivalents	$1,255,171	$1,466,558
Restricted cash	295,636	226,074
Securities available for sale at fair value	1,595,373	16,170
Loans held for sale	2,670	13,030
Loans held for investment	2,503,561	2,022,320
Allowance for credit losses	(155,392)	(117,760)
Loans held for investment, net	2,348,169	1,904,560
Accounts receivable, net	142,052	91,575
Property, equipment and software, net	171,482	62,499
Goodwill	539,534	516,515
Intangible assets	78,942	67,930
Commercial agreement assets	263,196	227,377
Other assets	281,567	274,679
Total Assets	$6,973,792	$4,866,967
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$33,072	$57,758
Payable to third-party loan owners	71,383	50,079
Accrued interest payable	6,659	2,751
Accrued expenses and other liabilities	237,598	323,577
Convertible senior notes, net	1,706,668	—
Notes issued by securitization trusts	1,627,580	1,176,673
Funding debt	672,577	680,602
Total liabilities	4,355,537	2,291,440
Stockholders’ equity:
Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 227,255,529 shares issued and outstanding as of June 30, 2022; 3,030,000,000 shares authorized, 181,131,728 shares issued and outstanding as of June 30, 2021	2	2
Class B common stock, par value $0.00001 per share: 140,000,000 shares authorized, 60,109,844 shares issued and outstanding as of June 30, 2022; 140,000,000 shares authorized, 88,226,376 shares issued and outstanding as of June 30, 2021	1	1
Additional paid in capital	4,231,303	3,467,236
Accumulated deficit	(1,605,902)	(898,485)
Accumulated other comprehensive gain (loss)	(7,149)	6,773
Total stockholders’ equity	2,618,255	2,575,527
Total Liabilities and Stockholders’ Equity	$6,973,792	$4,866,967

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Revenue
Merchant network revenue	$118,126	$88,657	$458,511	$379,551
Virtual card network revenue	31,574	19,264	100,696	49,851
Total network revenue	149,700	107,921	559,207	429,402
Interest income	137,624	103,793	527,880	326,417
Gain on sales of loans	55,282	42,582	196,435	89,926
Servicing income	21,528	7,484	65,770	24,719
Total Revenue, net	$364,134	$261,780	$1,349,292	$870,464
Operating Expenses
Loss on loan purchase commitment	$40,285	$51,010	$204,081	$246,700
Provision for credit losses	72,691	25,489	255,272	65,878
Funding costs	19,417	15,623	69,694	52,700
Processing and servicing	47,393	21,910	157,814	73,578
Technology and data analytics	135,350	69,128	418,643	249,336
Sales and marketing	168,693	62,312	532,343	182,190
General and administrative	157,531	130,561	577,493	383,749
Total Operating Expenses	641,360	376,033	2,215,340	1,254,131
Operating Loss	$(277,226)	$(114,253)	$(866,048)	$(383,667)
Other (expense) income, net	72,710	(11,615)	141,217	(59,703)
Loss Before Income Taxes	$(204,516)	$(125,868)	$(724,831)	$(443,370)
Income tax expense (benefit)	(18,120)	(2,448)	(17,414)	(2,343)
Net Loss	$(186,396)	$(123,420)	$(707,417)	$(441,027)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$(9,845)	$1,998	$(5,900)	$7,046
Unrealized gain (loss) on securities available for sale, net	(4,981)	29	(8,022)	29
Net Other Comprehensive Income (Loss)	(14,826)	2,027	(13,922)	7,075
Comprehensive Loss	$(201,222)	$(121,393)	$(721,339)	$(433,952)
Per share data:
Net loss per share attributable to common stockholders for Class A and Class B
Basic	$(0.65)	$(0.46)	$(2.51)	$(2.78)
Diluted	$(0.65)	$(0.46)	$(2.51)	$(2.94)
Weighted average common shares outstanding
Basic	288,107,421	267,282,166	281,704,041	158,367,923
Diluted	288,107,421	267,282,166	281,704,041	159,244,611

The following table presents the components and classification of stock-based compensation (in thousands):

	Three Months Ended June 30,		Year ended June 30,
	2022	2021	2022	2021
General and administrative	61,008	74,686	248,797	196,554
Technology and data analytics	41,398	19,817	116,531	76,643
Sales and marketing	7,569	5,183	23,224	17,092
Processing and servicing	895	458	2,431	2,218
Total stock-based compensation in operating expenses	110,870	100,144	390,983	292,507

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities
Net Loss	$(186,396)	$(123,420)	$(707,417)	$(441,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	72,691	25,489	255,272	65,878
Amortization of premiums and discounts on loans, net	(42,251)	(29,666)	(171,965)	(90,371)
Gain on sales of loans	(55,282)	(42,582)	(196,435)	(89,926)
Changes in fair value of assets and liabilities	(62,968)	11,975	(101,789)	57,285
Amortization of commercial agreement assets	23,933	19,006	96,737	69,103
Amortization of debt issuance costs	3,632	2,741	16,847	6,416
Amortization of discount on securities available for sale	(483)	—	485	—
Commercial agreement warrant expense	97,656	—	254,679	—
Stock-based compensation	110,870	100,144	390,983	292,507
Depreciation and amortization	17,115	7,887	52,722	19,979
Impairment of right of use assets	—	403	362	11,544
Other	(17,908)	(1,893)	(23,995)	5,129
Change in operating assets and liabilities:
Proceeds from the sale of loans held for sale	1,713,116	995,281	5,582,035	2,594,835
Accounts receivable, net	(20,233)	(16,473)	(62,700)	(22,934)
Other assets	(43,039)	(22,004)	(15,021)	(209,139)
Accounts payable	(15,913)	28,159	(24,686)	32,223
Payable to third-party loan owners	35,421	13,556	21,304	25,082
Accrued interest payable	3,667	(1,140)	3,907	1,395
Accrued expenses and other liabilities	38,992	16,923	67,537	119,625
Purchases of loans held for sale	(1,683,335)	(1,000,062)	(5,552,662)	(2,640,734)
Net Cash Used in Operating Activities	(10,715)	(15,676)	(113,800)	(193,130)
Cash Flows from Investing Activities
Purchases and origination of loans held for investment	(2,832,724)	(1,583,418)	(10,362,048)	(5,897,252)
Proceeds from the sale of loans held for investment	568,266	475,816	1,898,607	824,011
Principal repayments and other loan servicing activity	2,254,000	1,322,267	8,121,583	4,324,618
Acquisition, net of cash and restricted cash acquired	—	(117,657)	(5,999)	(222,433)
Purchases of intangible assets	(25,415)	—	(25,415)	—
Additions to property, equipment and software	(27,036)	(7,838)	(86,290)	(20,252)
Purchases of securities available for sale	(1,071,333)	—	(1,841,380)	—
Proceeds from maturities and repayments of securities available for sale	99,547	—	291,401	—
Other investing cash inflows	1,344	1,116	14,311	1,453
Other investing cash outflows	(12,000)	(10,178)	(35,742)	(32,178)
Net Cash Used in Investing Activities	(1,045,351)	80,108	(2,030,972)	(1,022,033)
Cash Flows from Financing Activities
Proceeds from issuance of convertible debt, net	—	—	1,704,300	—
Proceeds from funding debt	1,342,347	645,988	4,118,592	2,942,254
Payment of debt issuance costs	(6,292)	(1,233)	(14,446)	(12,499)
Principal repayments of funding debt	(1,573,724)	(727,043)	(4,146,600)	(3,165,103)
Proceeds from issuance of notes and residual trust certificates by securitization trusts	499,654	(350)	999,148	1,395,879
Principal repayments of notes issued by securitization trusts	(318,323)	(65,865)	(552,046)	(210,368)
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	—	434,542
Repurchase and conversion of redeemable convertible preferred stock	—	—	—	(13)
Proceeds from initial public offering, net	—	(125)	—	1,305,176
Proceeds from exercise of common stock options and warrants and contributions to ESPP	6,174	3,227	73,914	47,042
Repurchases of common stock	(2)	(14)	(86)	(800)
Payments of tax withholding for stock-based compensation	(18,236)	(30,714)	(185,178)	(158,280)
Net Cash Provided by Financing Activities	(68,402)	(176,129)	1,997,598	2,577,830
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(290)	(2,673)	5,349	1,837
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	(1,124,758)	(114,370)	(141,825)	1,364,504
Cash, Cash equivalents and Restricted cash, Beginning of period	2,675,565	1,807,002	1,692,632	328,128
Cash, Cash Equivalents and Restricted Cash, End of Period	$1,550,807	$1,692,632	$1,550,807	$1,692,632

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT.
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Year ended June 30,
	2022	2021	2022	2021
Supplemental Disclosures of Cash Flow Information
Cash payments for interest expense	$13,007	$13,115	$47,332	$41,690
Cash paid for operating leases	4,008	3,489	15,561	13,215
Cash paid for income taxes	129	138	220	219
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$14,851	$4,530	$54,542	$13,999
Issuance of common stock in connection with settlement of contingent consideration liability	32,109	—	32,109	—
Securities retained under unconsolidated securitization transactions	—	—	22,067	—
Conversion of redeemable convertible preferred stock	—	—	—	1,327,271
Issuance of common stock in connection with acquisition	—	214,475	10,000	331,498
Issuance of warrants in exchange for commercial agreement	—	—	—	270,579
Conversion of convertible debt	—	—	—	88,559
Right of use assets obtained in exchange for operating lease liabilities	1,183	—	4,604	78,421
Acquisition of commercial agreement asset	—	—	—	25,900
Additions to property and equipment included in accrued expenses	—	6	107	6

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended June 30,		Year ended June 30,
	2022	2021	2022	2021
	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$40,285	$51,010	$204,081	$246,700
Provision for credit losses	72,691	25,489	255,272	65,878
Funding costs	19,417	15,623	69,694	52,700
Processing and servicing	47,393	21,910	157,814	73,578
Transaction Costs (Non-GAAP)	$179,786	$114,032	$686,861	$438,856
Technology and data analytics	135,350	69,128	418,643	249,336
Sales and marketing	168,693	62,312	532,343	182,190
General and administrative	157,531	130,561	577,493	383,749
Total Operating Expenses	$641,360	$376,033	$2,215,340	$1,254,131

Total Revenue	$364,134	$261,780	$1,349,292	$870,464
Less: Transaction Costs (Non-GAAP)	(179,786)	(114,032)	(686,861)	(438,856)
Revenue Less Transaction Costs (Non-GAAP)	$184,348	$147,748	$662,431	$431,608

Operating Loss	$(277,226)	$(114,253)	$(866,048)	$(383,667)
Add: Depreciation and amortization	17,115	7,887	52,722	19,979
Add: Stock-based compensation included in operating expenses	110,870	100,144	390,983	292,507
Add: Enterprise warrant and share-based expense	119,517	16,853	343,268	64,820
Add: Other costs[3]	415	3,582	743	20,697
Adjusted Operating Income (Loss) (Non-GAAP)	$(29,309)	$14,213	$(78,332)	$14,336
Divided by: Total Revenue, net	$364,134	$261,780	$1,349,292	$870,464
Adjusted Operating Margin (Non-GAAP)	(8.0)%	5.4%	(5.8)%	1.6%

	June 30, 2022	June 30, 2021	June 30, 2020
	(in thousands) (unaudited)
Loans held for investment	$2,503,561	$2,022,320	$1,034,312
Add: Loans held for sale	2,670	13,030	4,459
Less: Funding debt	(672,577)	(680,602)	(817,926)
Less: Notes issued by securitization trusts	(1,627,580)	(1,176,673)	—
Equity Capital Required (Non-GAAP)	$206,074	$178,075	$220,845
3 Other costs consists of one-time expenses incurred in the period associated with the Company's initial public offering, its acquisitions, and sublease impairment charges.